UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FRANKLIN TEMPLETON ETF TRUST

(Exact name of registrant as specified in its Trust Instrument)

Delaware                                                                                                    See Below

(State of incorporation or organization)                                                    (I.R.S. Employer

                                                                                                                       Identification No.)

One Franklin Parkway, San Mateo, CA                                                           94403-1906

(Address of principal executive offices)                                                       (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:

                                                                        None

(Title of class)

Item 1.       Descriptions of Registrant’s Securities to be Registered.

                        A description of the shares of beneficial interest, no par value, of Franklin Templeton ETF Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), which description is incorporated herein by reference.

                        The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

Franklin Liberty U.S. Low Volatility ETF                                                        81-2331764

Franklin Liberty Investment Grade Corporate ETF                                          81-2321557

Item 2.       Exhibits

            1.         The Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), as filed with the Securities and Exchange Commission via EDGAR on January 5, 2016.

            2.         The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(1) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), as filed with the Securities and Exchange Commission via EDGAR on January 5, 2016.

SIGNATURE

                        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 14th day of September, 2016.

                                                            FRANKLIN TEMPLETON ETF TRUST

                                                By:       /s/ Navid J. Tofigh

                                                Name:  Navid J. Tofigh

                                                Title:    Vice President and Secretary